Exhibit 10.2

                          LOAN MODIFICATION AGREEMENT


     THIS LOAN MODIFICATION AGREEMENT (this "Modification Agreement") is made and entered into as of the 4th day of March, 2002 (the "Effective Date") by and among HEARTGEN CENTERS, INC. (the "Company") RLA 1993 TRUST ("RLA"), RICHARD ABRAHAMS ("Abrahams") and VASOMEDICAL, INC., a Delaware corporation ("Vaso").

                                    Recitals
                                    --------

     1. The Company, RLA, and Abrahams are parties to a certain Credit Agreement dated as of January 11, 2002, as amended by the First Amendment to Credit Agreement dated February 22, 2002 (the "Agreement").

     2. This Modification Agreement is being executed to evidence the assignment and transfer by RLA to Vaso of a portion of RLA's commitment to make Center Financing Advances and its corresponding rights, title and interest in and to the Agreement, and Vaso's assumption of such commitment, and to effect certain amendments of the terms of the Agreement, the Loan Documents and other agreements between RLA and the Company.

                                   Agreement
                                   ---------

     NOW THEREFORE, the Company, RLA, Abrahams, and Vaso agree as follows:

     1. DEFINITIONS. Terms used in this Modification Agreement with their initial letters capitalized and which are not defined herein shall have the meanings ascribed to them in the Agreement, as amended by this Modification Agreement.

     2. ASSIGNMENT AND TRANSFER BY RLA.

     a. Effective as of March 1, 2002, RLA rescinds the notice given prior to that date, of RLA's termination of its commitment to make the Center Financing Advances in the principal sum of $500,000.00 that are to be made by Lender pursuant to Section 2.02(c) of the Agreement during the second calendar quarter of 2002, and hereby reaffirms said commitment, and agrees that on the Effective Date and at the time of execution of this Agreement (but before giving effect to Section 2.b. below) such commitment is binding upon RLA as though no notice of termination had been given.

     b. Effective as of the Effective Date, RLA irrevocably transfers and assigns to Vaso, without recourse to RLA, all of RLA's rights, interests and obligations under the Agreement in respect of the Center Financing Advances in the principal sum of $500,000.00 that are to be made by Lender pursuant to
Section 2.02(c) of the Agreement during the second calendar quarter of 2002 (the "Assigned Interest"), and Vaso irrevocably accepts and assumes the Assigned Interest from RLA, without recourse to RLA, and agrees to perform the obligations of RLA in respect of such Center Financing Advances. RLA represents and warrants to Vaso that RLA is the legal and beneficial owner of the Assigned

Interest and that such interest is free and clear of any lien or adverse claim. RLA makes no representation or warranty and assumes no responsibility with respect to the enforceability, sufficiency or value of the Agreement, any Collateral thereunder or any of the Loan Documents furnished pursuant thereto, or the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Agreement or any of the Loan Documents.

     c. From and after the Effective Date, (i) Vaso shall be a party to the Agreement as amended by this Modification Agreement and shall have the rights and obligations of a Lender thereunder in respect of the Assigned Interest, and
(ii) RLA shall relinquish its rights and be released from its obligations under the Agreement in respect of and only to the extent of the Assigned Interest.

     3. AMENDMENT OF AGREEMENT. Effective as of the Effective Date, the Agreement is amended as follows:

     a. The following new definitions are added to Section 1.02 of the Agreement


     "Unsecured Center Financing Advances" has the meaning ascribed to that term in Section 2.02(c) of this Agreement.

     "Unsecured Obligations" means the Unsecured Center Financing Advances and all renewals and extensions thereof, all interest accruing on the Unsecured Center Financing Advances, and all costs, expenses and reasonable attorneys' fees incurred by Lender in the enforcement or collection thereof.

     "Vaso" means Vasomedical, Inc., a Delaware corporation.

     b. The definition of the term "Majority Lender" in Section 1.02 of the Agreement is hereby amended and restated to read as follows: "Majority Lender" means the Initial Lender.

     c. The definition of the term  "Revolving  Loan Borrowing  Base" in Section
1.02 of the Agreement is hereby amended and restated to read as follows:

     "Revolving Loan Borrowing Base" means, at any date a determination thereof is made, an amount equal to: (a) from the Initial Funding Date to and including September 30, 2002, eighty percent (80%) of the Eligible Accounts as determined by the most recent Borrowing Base Certificate delivered to the Lender, minus the aggregate unpaid balance of principal and interest of the Center Financing Advances (excluding the Unsecured Center Financing Advances and all accrued unpaid interest thereon); and (b) from and after October 1, 2002, seventy percent (70%) of the Eligible Accounts as determined by the most recent Borrowing Base Certificate delivered to the Lender, minus the aggregate unpaid balance of principal and interest of the Center Financing Advances (excluding the Unsecured Center Financing Advances and all accrued unpaid interest thereon).

     d. Section 2.02(c) of the Agreement is amended and restated to read as follows:


     (c) Disbursement of Proceeds. Each Center Financing Advance to be made by the Initial Lender shall be in the principal sum of not less than $225,000.00 or more than $300,000.00. Such Center Financing Advances shall be disbursed to the Company as follows: (i) the sum of $450,000.00 on the Initial Funding Date; (ii) the sum of $250,000.00 during the third calendar quarter of 2002; (iii) the sum of $250,000.00 during the fourth calendar quarter of 2002; (iv) the sum of $250,000.00 during the first calendar quarter of 2003; and (v) the sum of $250,000.00 during the second calendar quarter of 2003; provided that, any of the Center Financing Advances scheduled to be made after June 30, 2002, may be increased, at the request of the Company, by up to $50,000.00, so long as the aggregate amount of all such increases does not exceed $50,000.00, and so long as the aggregate amount of all Center Financing Advances made by the Initial Lender and by Vaso does not exceed $2,000,000.00. Each such Center Financing Advance shall be disbursed by the Initial Lender not later than the third business day following the date in the relevant calendar quarter on which the Company delivers to Lender the first Financial Statements required under
     Section 5.02(b)(2) to be delivered in such calendar quarter, together with an Officer's Certificate setting forth the Company's EBITDA for the preceding calendar quarter. The Initial Lender shall not be obligated to make any Center Financing Advance after April 1, 2002, if at the time such disbursement is scheduled to be made, the Revolving Loan Increase Conditions or the Center Financing Conditions are not satisfied; and the Initial Lender shall not be obligated to make any Center Financing Advance on or after the Initial Funding Date, if after the making of such disbursement, the outstanding principal balance of the Center Financing Loan (exclusive of the Unsecured Center Financing Advances) would exceed the Center Financing Borrowing Base. If at any date a Center Financing Advance is scheduled to be made, the Initial Lender is not obligated to make a Center Financing Advance due to a failure by the Company to satisfy any of the conditions stated in the preceding sentence, the Company, at its option, may elect to take and if so elected the Initial Lender shall make such Center Financing Advance on the first day of the next or any subsequent calendar month; provided that (i) the aggregate amount of all Center Financing Advances made as of the end of any calendar month shall not exceed the aggregate sum permitted to have been disbursed by the Lender at such time pursuant to this Section 2.02(c); (ii) as of such date, the Company has satisfied the applicable conditions stated in the preceding sentence, and (iii) the Initial Lender shall not be obligated to make any

     Center Financing Advance after June 30, 2003. Notwithstanding the foregoing, if EBITDA of the Company for any fiscal quarter ending after June 30, 2002, is less than zero, the Initial Lender shall have no obligation to make any Center Financing Advance scheduled to be disbursed thereafter.

          Vaso shall make Center Financing Advances to the Company in the sum of $500,000.00 (the "Unsecured Center Financing Advances"), in two equal disbursements of $250,000.00 on or about March 5, 2002, and March 15, 2002.

          The Company, upon written notice to the Initial Lender given not fewer than sixty (60) days prior to the date such disbursement is to be made, may elect not to draw down one or both of the final two (2) disbursements of the Center Financing Loan scheduled for calendar year 2003.

     e. Section 2.02(d) is amended and restated to read as follows:

     (d) Interest on the Center Financing Loan. The unpaid principal balance of each Center Financing Advance and the Center Financing Note which evidences such Center Financing Advance outstanding from time to time shall bear interest at the rate of eighteen percent (18%) per annum. Interest accruing on each Center Financing Advance shall not be compounded, but shall be paid in accordance with Section 2.02(e) of this Agreement.

     f. Section 4.01 of the Agreement is amended and restated to read as follows:

     Section 4.01. Collateral for the Obligations. Until paid in full, the Obligations, other than the Unsecured Obligations, shall be secured by a valid and enforceable first priority security interest and Lien in and to all Accounts of the Company now owned and existing or hereafter acquired or arising, and all proceeds thereof, excluding, all Excluded Accounts, and in all deposit accounts (as defined in the UCC) of the Company (collectively, the "Collateral"), subject only to Liens and security interests described in the exceptions enumerated in subsections 5.02(a)(1) through (6) of this Agreement. The security interest in the Collateral shall be granted to the Lender under the Security Agreement.

     g. Section 6.03 of the Agreement is amended and restated to read as follows:

     Section 6.03. Condition Subsequent. The Lender shall have no obligation to make any Advance, or to make any Center Financing Advance that is scheduled to be made after the Initial Funding Date, unless and until the Company has fully performed its obligations under and is in compliance with Sections 6 and 7 of the Security Agreement.

     h. Section 7.02 of the Agreement is amended and restated in its entirety to read as follows:

     Section 7.02. Effect of Event of Default. If any Event of Default described in Section 7.01(b) of this Agreement shall occur, maturity of each of the Loans shall immediately be accelerated and each of the Notes and the Loans evidenced thereby, and all other indebtedness and any other payment Obligations of the Company to the Lender shall become immediately due and payable, and the obligation of the Lender to make any Advance or Center Financing Advance shall immediately terminate, all without notice of any kind. If any Event of Default described in Section 7.01(a) shall occur in respect of the Unsecured Center Financing Advances, Vaso may accelerate payment of the Unsecured Center Financing Advances and declare the Notes evidencing the Unsecured Center Financing Advances and all other Unsecured Obligations for payment due and payable, whereupon the maturity of such Unsecured Center Financing Advances shall be accelerated and each of said Notes and the Unsecured Center Financing Advances evidenced thereby, and all other Unsecured Obligations for payment shall become immediately due and payable and the obligation of Vaso to make any Unsecured Center Financing Advances shall immediately terminate, all without notice of any kind. When any Event of Default has occurred and is continuing, the Majority Lender may accelerate payment of the Loans and declare the Notes and all other payment Obligations due and payable, whereupon maturity of each of the Loans shall be accelerated and each of the Notes and the Loans evidenced thereby, and all other payment Obligations shall become immediately due and payable and the obligation of the Lender to make any Advance or Center Financing Advance shall immediately terminate, all without notice of any kind. The Lender or such other holder shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Each Lender shall be entitled to enforce only the Notes and other Obligations that are owed to such Lender. Notwithstanding the provisions of Article II, the Initial Lender (which is also the Secured Party under the Security Agreement) shall be entitled to apply all collections of Collateral so as to satisfy first all Obligations hereunder other than Unsecured Obligations before any such collections are used to satisfy any Unsecured Obligations. The remedies of the Lender specified in this Agreement or in any other Loan Document shall not be exclusive, and the Lender may avail itself of any other remedies provided by law as well as any equitable remedies available to the Lender.

     i. The second sentence of Section 8.01 of the Agreement is amended and restated to read as follows:

     No amendment, modification or waiver of, or consent with respect to any of the provisions of this Agreement or the other Loan Documents or otherwise of the Obligations shall be effective unless such amendment, modification, waiver or consent is in writing and signed by the Majority Lender; except that Vaso may waive any Event of Default described in Section 7.01(a) of this Agreement in respect of the Unsecured Center Financing Advances, and such waiver shall be effective if it is in writing and signed by Vaso, and shall be binding upon the Majority Lender regardless of whether the Majority Lender has consented thereto or signed such waiver.

     j. Section 8.02 of the Agreement is amended and restated to read as follows:

     Section 8.02. Notices. Any notice given under or with respect to this Agreement to the Company or the Lender shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered, and if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Company or the Lender at its address shown below, and if given by telecopy, when sent by telecopy to the number shown below, or at such other address or number as any such party may, by written notice to the other party to this Agreement, have designated as its address for such purpose. The addresses referred to are as follows:

     The Company:       HeartGen Centers, Inc.
                        10304 North Hayden Road, Suite 3
                        Scottsdale, Arizona 85258
                        Attn:  President
                        Facsimile:  (480) 368-9617

With a copy to:         BAKER & DANIELS
                        600 East 96th Street, Suite 600
                        Indianapolis, IN  46240
                        Attn:  Donald P. Bennett
                        Facsimile: (317) 569-4800

The Initial Lender
 and Abrahams:          Richard Abrahams
                        1725 Lilly Court
                        Highland Park, IL  60035
                        Facsimile:  (847) 579-1302

With a copy to:         Richard Abrahams
                        c/o Kingsport Capital Partners
                        95 Revere Drive, Suite F
                        Northbrook, IL  60062
                        Facsimile:  (847) 559-5807

And with a copy to:     NEAL, GERBER & EISENBERG
                        Two North LaSalle Street
                        Chicago, IL  60602
                        Attn:  Scott Bakal
                        Facsimile: (312) 269-1747

To Vaso:                Vasomedical, Inc.
                        180 Linden Avenue
                        Westbury, New York 11591
                        Attn:  Joe Giacalone, CFO
                        Facsimile:_(516) 997-2298

     k.  Schedule  2.03 to the  Agreement is deleted and replaced  with Schedule
2.03 attached to this Modification Agreement.

     4. MODIFICATION OF OTHER LOAN DOCUMENTS.

     a. It is the intent of the parties that the Unsecured Center Financing Advances to be made by Vaso pursuant to the Agreement, as amended by this Modification Agreement, and the other Unsecured Obligations, shall not be secured by the security interests granted to RLA under the Security Agreement. Therefore, (i) clause (1) of the definition of the term "Indebtedness" in the Security Agreement is amended to read as follows: "all Obligations of Debtor under the Credit Agreement or any of the Loan Documents, excluding the Unsecured Obligations; and"; and (ii) notwithstanding the provisions of section 13 of the Security Agreement, the Secured Party shall not hold the security interests granted thereunder as agent for or on behalf of Vaso.

     b. The second sentence of Section 7 of the Security Agreement is amended by replacing the phrase "sixty (60) days following the Initial Funding Date" with the phrase "ninety (90) days following the Initial Funding Date."

     c. The execution and delivery by the Company and First Union National Bank of control agreements covering the Deposit Accounts held by that bank in form and substance as Exhibit "C" attached hereto shall constitute compliance by the Company with Section 7 of the Security Agreement insofar as it pertains to the Deposit Accounts held by First Union National Bank, and the notice in the form attached thereto to as Exhibit A shall constitute a "Notice of Exclusive Control" as such term is used in the Security Agreement.

     d.  Schedule I to the  Security  Agreement  is deleted  and  replaced  with
Schedule I attached to this Modification Agreement. RLA hereby waives any Event of Default or Unmatured Event of Default that may have occurred by reason the failure to list on Schedule I to the Security Agreement, as of the Closing Date, the Deposit Accounts held by First Union National Bank.

     e. All references to the Agreement in the other Loan Documents shall mean the Agreement, as modified and amended by this Modification Agreement and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time. The other Loan Documents are hereby modified and amended to the extent necessary to conform them to, or to cause them to accurately reflect, the terms of the Agreement, as modified by this Modification Agreement.

     5. WARRANTS AND SUBORDINATED SECURITY INTERESTS.

     a. The Company previously has issued to RLA a warrant to purchase 289,429 shares of the common stock of the Company (the "RLA Warrant"). To correct a scrivener's error in the RLA Warrant, effective as of January 11, 2002, the RLA Warrant is amended by changing phrase "RSA 1993 Trust" to "RLA 1993 Trust" each time it appears therein.


     b. In connection with the RLA Warrant, the Company has executed and delivered to RLA a Subordinated Security Agreement dated as of January 11, 2002 (the "RLA Security Agreement") to secure certain of the Company's obligations thereunder. Effective as of the Effective Date, the RLA Security Agreement is amended as follows:

     i. The second sentence of the third paragraph is amended to read as follows: "As used herein, the term 'Obligations' shall mean the Debtor's obligations to repurchase the Warrant pursuant to the term of
          Section 8 thereof; provided that the Obligations secured hereby shall not in any event exceed the sum of $1,375,000.00."

     ii.  Section 7 is amended and restated in its entirety to read as follows:

          Section 7. Control Agreements. Pursuant to the Primary Security Agreement, Debtor and the Initial Lender have entered and will enter into certain control agreements with the financial institutions holding the Deposit Accounts in order to perfect the security interests in the Deposit Accounts created under the Primary Security Agreement. Upon satisfaction and payment in full of the obligations and indebtedness secured by the Primary Security Agreement, and provided that the Obligations under this Security Agreement remain outstanding, Debtor, Secured Party (or a collateral agent acting for the benefit of Secured Party and all other secured parties holding security interests that are of equal rank and priority with the security interest granted hereunder; herein, a "Collateral Agent") and the appropriate financial institution(s) shall enter into control agreements (a) substantially in the form of Exhibit A attached to the Primary Security Agreement with respect to each Deposit Account that is intended to receive deposits of payments of Restricted Accounts; and (b) substantially in the same forms as those entered into pursuant to the Primary Security Agreement, with respect to each Deposit Account that is intended to receive deposits of payments of Accounts other than Restricted Accounts. Secured Party agrees that Secured Party will not give (and will not direct any Collateral Agent to give) Account Directions (as defined in such control agreements) except after giving a Notice of Exclusive Control pursuant to Section 10 of this Security Agreement. Secured Party agrees that if at the time the Obligations are fully paid and satisfied, the Collateral Agent is acting only as agent for Secured Party, Secured Party will direct the Collateral Agent to terminate the control agreements.


     iii. The second sentence of Section 10 is amended to read as follows: "In addition, upon the occurrence of any Event of Default and at any time thereafter (such Event of Default having not previously been cured), Secured Party shall have all the remedies of a secured party under the UCC and as otherwise provided by applicable law, and shall have the right to give (or to direct its Collateral Agent to give ) to the Account Holder (as defined in Exhibits A and B attached to the Primary Security Agreement) a Notice of Exclusive Control (as such term is used in the Primary Security Agreement).


     iv.  Schedule I to the RLA Security  Agreement is deleted and replaced with
          Schedule I attached to this Modification Agreement.


     c. On the Effective Date, the Company shall issue to Vaso a warrant to purchase 52,620 shares of the common stock of the Company in form and substance as Exhibit "A" to this Modification Agreement, and shall execute and deliver to Vaso a Subordinated Security Agreement in form and substance as Exhibit "B" (the "Vaso Security Agreement").

     d. RLA and Vaso hereby agree that notwithstanding the order of creation, attachment or perfection of the security interests granted to each of them, respectively, under the RLA Security Agreement and the Vaso Security Agreement, the method of perfection thereof, or the time or order of filing of financing statements with respect thereto, such security interests shall be pari passu and of equal rank and priority.

     6. PRIOR AGREEMENTS. The Agreement, as amended by this Modification Agreement, supersedes all previous agreements and commitments made or issued by the Lender with respect to the Loans and all other subjects of the Agreement, as amended by this Modification Agreement, including, without limitation, any oral or written proposals or commitments which may have been made or issued by the Lender.

     7. BINDING ON SUCCESSORS AND ASSIGNS. All the terms and provisions of this Modification Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Whenever in this Modification Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

     8. REAFFIRMATION. Except as expressly amended by or pursuant to this Modification Agreement, all of the terms and conditions of the Agreement, each of the other Loan Documents, the RLA Warrant, and the RLA Security Agreement and remain unmodified and in full force and effect.

     9. CAPTIONS/COUNTERPARTS. Section captions used in this Modification Agreement are for convenience only and shall not affect the construction of this Modification Agreement. This Modification Agreement may be executed by original or facsimile signatures (which shall be binding and enforceable the same as if original), in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. No party shall be bound by this Modification Agreement until all parties have so signed.

     10. GOVERNING LAW. This Modification Agreement is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of laws, rules or principles might otherwise require the substantive rules of law of another jurisdiction to apply.

     IN WITNESS WHEREOF, RLA, Vaso, and the Company, each by its duly authorized officer, and Abrahams have executed and delivered this Agreement as of the 4th day of March, 2002.

                                HEARTGEN CENTERS, INC.
                                By:__________________________________

                                Printed:_____________________________

                                Title:_______________________________

                                                           ("Company")


                                RLA 1993 TRUST


                                By:__________________________________
                                   Richard Abrahams, Trustee

                                                               ("RLA")

                                VASOMEDICAL, INC.


                                By:__________________________________
                                   J. Micheal Deignan, President and CEO

                                                              ("Vaso")

                                _____________________________________
                                Richard Abrahams

                                   Schedule I
                                   ----------
                                Deposit Accounts


Johnson Bank
8700 N. Gainey Center Drive
Scottsdale, AZ 85258
Acc. # 6030820613 checking
Acc. # 3052925068 money market
Acc. #6207024090

Union Federal Bank
PO Box 6054
Indianapolis, IN 46206-6054
Acc. # 590160168 deposit
Acc. # 590178997 petty cash

Community Bank of Nevada
1400 S. Rainbow
Las Vegas, NV 89146
Acc. # 0102024464 deposit
Acc. # 0102024456 petty cash

First Union National Bank
---------------------
Atlanta, Georgia ________
Acc. #2000010495852 deposit
Acc. #2000010495865 petty cash

First Union National Bank
---------------------
Tampa, Florida ________
Acc. #2000011016023 deposit
Acc. #2000011016036 petty cash

Harris Bank Elk Grove NA
500 E. Devon Avenue
Elk Grove Village, IL 60007
Acc. # 0600136530 deposit
Acc. # 0600136522 petty cash


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                                 Schedule 2.03
                         Lender's Account Designations

                        Payments to the Initial Lender:

                               LaSalle Bank, N.A.
                               Chicago, Illinois
                                ABA #071 000 505
                      Credit: Richard and Louise Abrahams
                              Account # 530072028


                               Payments to Vaso:

                                   Fleet Bank
                                248 Post Avenue
                            Westbury, New York 11590
                                 ABA #021300019
                           Credit: Vasomedical, Inc.
                               Account #69002398


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